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                                  SIGNATURE

                                                                  Exhibit 23
                                                                  ----------



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our reports dated February 23, 1995 on our audits of the consolidated financial statements and the financial statement schedules of Pacific Telesis Group and Subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are included, or incorporated by reference, in the Pacific Telesis Group Annual Report on Form 10-K and in the Corporation's registration statements as follows:

   Form S-3:  PacTel  Capital  Resources  $500,000,000  debt  securities and guarantee thereof by Pacific Telesis Group

   Form S-3:  Secondary Offering of 137,504  shares of Pacific Telesis Group
              Common Stock

   Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-4:  ABI American Businessphones, Inc. Merger

   Form S-8   Nonemployee Director Stock Option Plan

   Form S-8:  Supplemental Retirement and Savings Plan for Salaried  Employ-
              ees

   Form S-8:  Supplemental  Retirement  and  Savings  Plan  for  Nonsalaried
              Employees

   Form S-8:  Stock Option and Stock Appreciation Rights Plan

   Form S-8:  PacTel Corporation Retirement Plan

   Form S-8:  Stock Incentive Plan









                                             /s/ COOPERS & LYBRAND L.L.P.
San Francisco, California
March 24, 1995